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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): September 21, 2000


                               NORDSON CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                      OHIO
         --------------------------------------------------------------
         (State or other jurisdiction of incorporation or organization)


         0-7977                                      34-0590250
 -----------------------                ------------------------------------
(Commission file number)                (I.R.S. Employer Identification No.)



                       28601 Clemens Road, Westlake, Ohio
                    ----------------------------------------
                    (Address of principal executive offices)

                                      44145
                                   ----------
                                   (Zip Code)

                                 (440) 892-1580
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


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Item 2.  Acquisition or Disposition of Assets

On September 21, 2000, Nordson Corporation ("Nordson") entered into a definitive stock purchase agreement to purchase all of the outstanding shares of EFD Inc. (the "company"), a privately held company headquartered in East Providence, Rhode Island. The transaction subsequently closed on October 30, 2000. Mr. John
S. Carter, Jr., Mrs. Letitia M. Carter and various Carter family trusts owned 100 percent of the outstanding stock of the company. Assets acquired mainly consist of trade accounts receivable, inventories and property, plant and equipment. The purchase price paid for the company pursuant to the stock purchase agreement was $280 million. The purchase price was determined as a result of arms-length negotiation between the parties to the transaction.

Funds to finance the acquisition were obtained from cash on hand and existing credit facility agreements. Nordson is party to five-year revolving credit facilities totaling $195 million with the following institutions: Bank of Nova Scotia, Chase Manhattan Bank, Bank One, KeyBank, National City Bank, San Paolo Bank and Wachovia Bank. Nordson is also party to 364-day revolving credit facilities totaling $120 million with KeyBank and PNC Bank. In addition, Nordson entered into a five-year term loan with National City Bank on October 30, 2000 in the amount of $40 million.

EFD is the world's leading producer of precision, low-pressure, industrial dispensing valves and components. EFD's valve applicators are used to dispense a variety of fluids, including solder paste, electronic coatings and adhesives, fluxes, inks, paints, sealants and solvents. EFD's products are especially well suited for the high-growth electronics and medical products markets. Nordson intends to continue to utilize the assets acquired in this transaction in substantially the same manner as they were employed prior to the acquisition.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

a.)      Financial Statements of EFD Inc.

         It is impracticable to provide any of the required financial statements at the time of the filing of this report. The financial statements, to the extent required, will be filed as soon as practicable, but in no event later than 75 days from the date the transaction closed.

b.)      Pro Forma Financial Information

         It is impracticable to provide any of the required pro forma information at the time of the filing of this report. The pro forma information, to the extent required, will be filed as soon as practicable, but in no event later than 75 days from the date the transaction closed.


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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

c.)      Exhibits

         Press release of Nordson Corporation dated September 21, 2000.

         Press release of Nordson Corporation dated October 30, 2000.

         Stock purchase agreement among Mr. John S. Carter, Jr., Mrs. Leticia M. Carter and various Carter family trusts and Nordson Corporation dated September 21, 2000.




                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  November 13, 2000                     Nordson Corporation



                                             /s/ Nicholas D. Pellecchia
                                             -----------------------------
                                             Vice President, Finance
                                             and Controller
                                             (Principal Financial Officer
                                             and Chief Accounting Officer)


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                                    Form 8-K
                                  Exhibit Index


Exhibit                                                             Page
Number                                                             Number
------                                                             ------

2.1      Press release of Nordson Corporation dated as of
         September 21, 2000.                                          5

2.2      Press release of Nordson Corporation dated as of
         October 30, 2000.                                            7

10       Stock purchase agreement among Mr. John S. Carter, Jr.,
         Mrs. Leticia M. Carter and various Carter family trusts
         and Nordson Corporation dated September 21, 2000.            8


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